SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: January 1, 2005
(Date of earliest event reported)

COLLEGE PARTNERSHIP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

                             000-30323        84-1416023
(Commission File No.)     (I.R.S. Employer Identification No.)

333 S. Allison Parkway, Suite 100
Lakewood, Colorado 80226
(Address of principal executive offices; zip code)

(303) 804-0155
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17
CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Definitive Material Agreement

a) Stock Purchase Agreement.

On January 1, 2005, our wholly-owned subsidiary Waldrop Enterprises, Inc., a California corporation (“Waldrop”), entered into a stock purchase agreement with The Philip Lee Bonnell 2004 Trust dated July 31, 2004 (the “Seller”), pursuant to which, on January 1, 2005, Waldrop purchased approximately 40% of the outstanding common stock of Netword Publishing, Inc., a California corporation (“Netword”), from Seller (the “Stock Purchase Agreement”). In consideration for the purchase of such shares, Waldrop agreed to pay a purchase price of $460,000 comprised of (i) a cash payment of $8,893.09 upon the execution of the Stock Purchase Agreement and (ii) the issuance of a promissory note in a total principal amount of $451,106.91.

b) Secured Promissory Note.

In connection with the consummation of the purchase of the shares of Netword (the “Netword Shares”), on January 1, 2005, Waldrop executed a Secured Promissory Note (the “Secured Promissory Note”) in the principal amount described above. Under the terms of the Secured Promissory Note, Waldrop agreed to make fifty-nine monthly payments of principal and interest equal to $8,893.09. Interest accrues at 6% per annum and the entire balance of the note is due on December 5, 2009.

Events of default under the Secured Promissory Note include (i) any failure to pay any principal, interest or any other amount when due under the Secured Promissory Note, which failure continues for three (3) business days after written notice has been given to Waldrop; (ii) any failure to pay any principal, interest or other amount when due under the Shareholders’ Agreement Note (as defined below), which failure continues for three (3) business days after written notice has been given to Waldrop; (iii) any failure to pay or cause to be paid any royalties, consulting compensation or other amounts when due under the License Agreement (as defined below), which failure continues after fifteen (15) days after written notice of such failure has been given to Waldrop; (iv) any failure by Waldrop to fully or timely company with the terms of conditions of the Secured Promissory Note, the Stock Purchase Agreement, the Stock Pledge Agreement (as defined below), the License Agreement, the Shareholders’ Agreement (as defined below) and the Shareholders Agreement Note (as defined below) (collectively, the “Transaction Documents”) which failure continues after fifteen (15) days after written notice of such failure has been given to Waldrop or our company, (v) the commencement of any proceeding or the taking of any act by or against any of Waldrop, our company or any subsidiary or affiliate of Waldrop (the “Waldrop Group”) for any relief under bankruptcy, reorganization, or insolvency; (vi) an assignment for the benefit of creditors or an inability to pay any debts by any party of the Waldrop Group or if such party of the Waldrop Group is dissolved or ceases business; or (vii) any attachment, execution or levy process against the Netword Shares or the proceeds thereof (collectively, the “Events of Default”).

Upon such an Event of Default, Seller may, without notice exercise any rights, options or remedies available to Seller under the Transaction Documents or applicable law and all such unpaid principal, accrued interest and other amounts owing under the Secured Promissory Note shall be due and payable, along with a default interest rate of 18% per year. Late charges shall also be assessed for payments more than ten (10) days overdue. The payment terms of the Secured Promissory Note were subsequently modified on November 4, 2005 upon execution of the Extension Agreement described below.

c) Stock Pledge Agreement.
Waldrop entered into a stock pledge agreement with Seller, dated as of January 1, 2005, (the “Stock Pledge Agreement”), pursuant to which Waldrop agreed to pledge the Netword Shares (including any stock rights, rights to subscribe, liquidating dividends, stock dividends or other property related thereto) to Seller as security for Waldrop’s payment obligations under the Transaction Documents.

The events of default under the Stock Pledge Agreement are identical to the Events of Default set forth above. Upon such an Event of Default, Seller may, without notice (i) sell, assign, deliver or otherwise dispose the whole or any part of the Netword Shares at a public or private sale to satisfy any obligation of Waldrop arising under the Transaction Documents; (ii) retain all the Netword Shares in full satisfaction of Waldrop’s obligations under the Secured Promissory Note; and (iii) exercise any rights, options or remedies available to Seller under the Transaction Documents, the California Uniform Commercial Code or applicable law.

d) Shareholders’ Agreement.

In connection with the consummation of the purchase of the Netword Shares, on January 1, 2005, Waldrop also entered into a shareholders agreement with Seller (the “Shareholders Agreement”). Under the terms of the Shareholders’ Agreement, Waldrop and Seller granted to one another a right of first refusal to purchase the other party’s shares of Netword, with limited exceptions. In addition, Seller granted Waldrop the option to purchase, at any time after December 31, 2007 and before March 1, 2011, all of the shares of Netword held at such time by Seller for a purchase price of $4,000,000. Further, the Shareholders’ Agreement contains a voting agreement whereby the parties agreed to vote all of their respective shares of Netword in favor of the election of the other party’s designee to the board of directors of Netword at all times following the execution of the Shareholders’ Agreement. The obligations under the Shareholders’ Agreement (and all the Transaction Documents) are secured by the pledge of the Waldrop’s Netword Shares made pursuant to the Stock Pledge Agreement. As disclosed in Item 2.04 below, the Shareholders’ Agreement was terminated by Seller, upon certain payment defaults by Waldrop, and was subsequently reinstated.

e) Shareholders’ Agreement Note

In addition, pursuant to the Shareholders’ Agreement, Waldrop issued to Netword a promissory note in the principal amount of $89,520.32 (“Shareholders’ Agreement Note”) which amount represents past-due license fees owed to Netword pursuant to a previously executed license agreement between Waldrop and Netword dated as of August 22, 2003. Under the terms of the Shareholders’ Agreement Note, Waldrop is required to make eight (8) monthly payments of $10,000, without interest thereon commencing on January 15, 2005 and ending not later than September 15, 2005. The payment terms of the Shareholders’ Agreement Note were subsequently modified on November 4, 2005 upon execution of the Extension Agreement described below.

f) Exclusive License Agreement.

On January 1, 2005, Waldrop, Seller and Netword entered into an exclusive license agreement (the “License Agreement”) pursuant to which, Netword agreed to license to Waldrop certain intellectual property, including without limitation, the service mark and trade name “Verbal Advantage” for use by Waldrop in connection with the sale of its various educational and learning aid materials. In consideration of such license, Waldrop agreed to pay monthly royalties to Netword equal to a certain fixed dollar amount plus a certain percentage of net receipts of Waldrop relating to sales of products bearing the licensed mark. In connection with the License Agreement, Waldrop also agreed to pay consulting fees to Netword for its professional expertise and input with respect to the development and implementation of marketing strategy and the management of outside media vendors and creative development in the relevant industry. Unless renewed, the term of the License Agreement expires on December 31, 2009.

The events of default under the License Agreement include: (i) the late payment of any royalty, consulting compensation or other amount required under the License Agreement; (ii) Waldrop shall apply the licensed marks or property to products which do not meet the specifications of Netword or Seller; or (iii) an event of default by Waldrop shall occur under any of the Transaction Documents. In each case, if such event of default continues for fifteen (15) days upon receipt of written notice by Waldrop from Netword or Seller, Netword or Seller shall have the right to terminate the License Agreement by giving written notice and then terminating the License Agreement within one (1) day of Waldrop’s receipt of such second notice. As disclosed in Item 2.04 below, the License Agreement was terminated by Seller upon certain payment defaults by Waldrop. The License Agreement was reinstated on an non-exclusive basis on November 4, 2005 and the payment terms were modified pursuant to the Extension Agreement described below.

We deem certain financial terms of the License Agreement to be confidential and, thus, such terms are not disclosed herein. Simultaneously with the filing of this Report, we have made a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

g) Omnibus Extension Agreements.

The descriptions of the Extension Agreement and the Second Extension Agreement contained in Item 2.04 is incorporated herein by reference.

The above description of the Stock Purchase Agreement, Secured Promissory Note, the Stock Pledge Agreement, the Shareholders’ Agreement, the Shareholders’ Agreement Note, the License Agreement and the Extension Agreement and the transactions contemplated thereby is not a complete description of the terms of such agreements or instruments or the transactions contemplated thereby and is qualified in their entirety by reference to the agreements or instruments entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The description of the acquisition and subsequent disposition of the Netword Shares by Waldrop contained in Items 1.01 and 2.04, respectively, are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Secured Promissory Note and the Shareholders’ Agreement Note in Item 1.01 above are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation

Commencing in April 2005, Waldrop failed to make the required payments due to Seller (and Netword) under the Secured Promissory Note, the Shareholders’ Agreement Note and the License Agreement. As a result, on September 22, 2005, Seller (and Netword) sent a second notice to Waldrop indicating that Seller was terminating the Shareholders’ Agreement and the License Agreement and accelerating all payments due under each of the Transaction Documents (the “September 22nd Letter”). Further, in connection with the September 22nd Letter, Seller (and Netword) delivered to Waldrop a Notification of Disposition of Collateral on Default indicating that a public sale of Waldrop’s Netword Shares would be held on October 14, 2005. At such sale, Seller purchased Waldrop’s Netword Shares for an amount equal to $100,000.

On November 2, 2005, our management became aware of the events that transpired and immediately engaged in negotiations with Seller to cure the defaults made by Waldrop. On November 4, 2005, we successfully negotiated an omnibus extension agreement (the “Extension Agreement”) between Waldrop and Netword that reinstated the Shareholders’ Agreement and License Agreement and amended the payment terms of the Secured Promissory Note, the Shareholders’ Agreement Note and the License Agreement (each of which is described above). Under the terms of the Extension Agreement, the due date for any accrued but unpaid amounts due under the Secured Promissory Note, the Shareholders’ Agreement Note or the License Agreement (including payments of principal and interest and royalty payments) was extended until December 20, 2005. The Extension Agreement further provides that all prior defaults shall be considered cured and Waldrop may reclaim ownership of its Netword Shares subject to the terms of the Stock Pledge Agreement.

The Extension Agreement does not amend the terms of any payments not yet accrued as of November 4, 2005, and such payments are required to be made in accordance with the terms of the original governing agreements and instruments.

On December 20, 2005, Waldrop and Netword agreed to further extend the term of the Extension Agreement to December 31, 2005 pursuant to a Second Extension Agreement (the “Second Extension Agreement”). As consideration for the extended period of time to comply with its obligations under the Extension Agreement, Waldrop agreed to pay an additional $5,000 per week, to be made in daily payments of $1,000 on each business day until December 31, 2005 (the “Extension Payments”). In the event that Waldrop does not satisfy its payment obligations under the Transaction Documents, the Extension Agreement and the Second Extension Agreement, Waldrop agrees to sublease its office space and all its equipment related to the business of marketing and developing the “Verbal Advantage” software for $500 per month for a period of not less than twenty-four (24) months.

Upon a failure of Waldrop to make any of the Extension Payments, Netword, at its option, shall terminate the Second Extension Agreement and ownership of the “Verbal Advantage” line of products and any intellectual property related thereto shall revert to The Phillip Lee Bonnell Trust.

Item 2.06 Material Impairments

On November 3, 2005, as a result of the foreclosure sale of Waldrop’s Netword Shares, we determined that we had a potential material impairment charge to the $2.2 million value of the goodwill attributable to our ownership of Waldrop. Because the defaults causing the impairment charge have been temporarily cured, we intend to assess whether there has been an impairment following Waldrop’s compliance or non-compliance with the terms of the Extension Agreement.

In the event that Waldrop fails to comply with the terms of the Extension Agreement, Seller’s exercise of its rights under the Transaction Documents will cause us to incur the impairment charge described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number Documents

                2.1 Stock Purchase Agreement, dated as of January 1, 2005, by and between The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 and Waldrop Enterprises, Inc.

10.1 Secured Promissory Note, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. in favor of The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.2 Stock Pledge Agreement, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. and The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.3 Shareholders’ Agreement, dated as of January 1, 2005, by and between Waldrop Enterprises, Inc. and The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.4 Secured Promissory Note, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. in favor of Netword Publishing, Inc.

10.5 Exclusive License Agreement, dated as of January 1, 2005. by and between Waldrop Enterprises, Inc., The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 and Netword Publishing, Inc.* (Certain portions of this Exhibit have been omitted pursuant to our request for confidential treatment).

10.6 Summary of Extension Agreement, dated as of November 4, 2005, by and between Waldrop Enterprises, Inc. (d/b/a Vision Direct Marketing) and Netword Publishing, Inc.

10.7 Summary of Second Extension Agreement, dated as of December 20, 2005, by and between Waldrop Enterprises, Inc. (d/b/a Vision Direct Marketing) and Netword Publishing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

College Partnership, Inc.

Date: December __, 2005    By: /s/John J. Grace
Name: John J. Grace
Title: Chairman of the Board

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EXHBIT INDEX

Number Documents

                2.1 Stock Purchase Agreement, dated as of January 1, 2005, by and between The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 and Waldrop Enterprises, Inc.

10.1 Secured Promissory Note, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. in favor of The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.2 Stock Pledge Agreement, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. and The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.3 Shareholders’ Agreement, dated as of January 1, 2005, by and between Waldrop Enterprises, Inc. and The Phillip Lee Bonnell 2004 Trust dated July 31, 2004

10.4 Secured Promissory Note, dated as of January 1, 2005, made by Waldrop Enterprises, Inc. in favor of Netword Publishing, Inc.

10.5 Exclusive License Agreement, dated as of January 1, 2005. by and between Waldrop Enterprises, Inc., The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 and Netword Publishing, Inc.* (Certain portions of this Exhibit have been omitted pursuant to our request for confidential treatment).

10.6 Summary of Extension Agreement, dated as of November 4, 2005, by and between Waldrop Enterprises, Inc. (d/b/a Vision Direct Marketing) and Netword Publishing, Inc.

10.7 Summary of Second Extension Agreement, dated as of December 20, 2005, by and between Waldrop Enterprises, Inc. (d/b/a Vision Direct Marketing) and Netword Publishing, Inc.